UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO VARIABLE TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Wells Fargo Advantage Funds® Product Alert

February 20, 2009

Evergreen Investments Named as Subadvisor for Certain International Funds

The Wells Fargo Advantage Funds Board of Trustees has approved subadvisory agreements with Evergreen Investment Management Company, LLC (Evergreen Investments), which will replace New Star Institutional Managers Limited (New Star) as the subadvisor to the following products:

*	International Core Portfolio (an underlying master portfolio in many of our multistyle Funds)
*	Wells Fargo Advantage International Core Fund ($5 million assets under management (AUM) as of 12-31-08)
*	Wells Fargo Advantage International Equity Fund (subadvised with Artisan Partners and LSV Asset Management) ($285 million AUM as of 12-31-08)
*	Wells Fargo Advantage VT International Core Fund ($18 million AUM as of

12-31-08)

The subadvisor change will be effective on or about March 2, 2009. Subsequent shareholder approval is required and will be sought later in 2009.

Background

On January 28, 2009, we distributed a Product Alert about a proposed restructuring of New Star Asset Management Group PLC, the parent company of New Star. New Star is a subadvisor to the Wells Fargo Advantage Funds listed above. Subsequent to that communication and after reviewing a recommendation from Wells Fargo Funds Management, LLC, on February 11, 2009, the Wells Fargo Advantage Funds Board of Trustees unanimously approved replacing New Star with Evergreen Investments as a subadvisor for these Wells Fargo Advantage Funds.

About Evergreen Investments

Evergreen Investments provides investment professionals and their clients with a broad range of investment products and asset management solutions. The firm, whose history spans over 75 years, advises the Evergreen Funds, one of the nation’s oldest mutual fund families. The Evergreen Funds are distributed by Evergreen Investment Services, Inc., a subsidiary of the Wachovia Corporation. With the merger of Wells Fargo & Company and the Wachovia Corporation on December 31, 2008, Evergreen Investments became a subsidiary of Wells Fargo & Company. These Wells Fargo Advantage Funds will be managed by Evergreen Investments’ International Developed Markets equity team.

Principal Investment Strategy

The Wells Fargo Advantage Funds listed above will continue to have the same investment objectives and principal investments (as described in the Funds’ prospectuses). They will also continue to be managed using an international blend style with the MSCI EAFE Index as their benchmark. However, Evergreen Investments’ International Developed Markets equity team employs a different principal investment strategy to meet the respective investment objectives of the Funds. This new principal investment strategy follows.

The International Developed Markets equity team uses bottom-up stock selection based on in-depth fundamental research as the cornerstone of its investment process. During each stage of the process, the team also considers the influence on the investment theses of top-down factors such as macroeconomic forecasts, real economic growth prospects, fiscal and monetary policy, currency issues, and demographic and political risks. Sector and country weights are the residual of the team’s stock-selection decisions. The investment process seeks both growth and value opportunities. For growth investments, the team targets companies that it believes have strong business franchises, experienced and proven management, and accelerating cash flow growth rates. For value investments, the team targets companies that it believes are undervalued in the marketplace compared to their intrinsic value.

Additionally, the team seeks to identify catalysts that will unlock value, which will then be recognized by the market. It may purchase securities across all market capitalizations. The team conducts ongoing review, research, and analysis of the Funds’ portfolio holdings. The team may sell a stock if it achieves the investment objective for the position, if a stock’s fundamentals or price change significantly, if the team changes its view of a country or sector, or if the stock no longer fits within the risk characteristics of the portfolio.

Francis Claró Will Serve as Portfolio Manager

Francis Claró, CFA, will be a new portfolio manager for the Wells Fargo Advantage Funds listed on the previous page. Mr. Claró is a managing director, senior portfolio manager, and head of Evergreen Investments’ International Developed Markets equity team where he manages international developed market equity strategies. He has been with Evergreen Investments or its predecessor firms since 1994, and was a co-portfolio manager of the Evergreen Latin America Fund and the Evergreen Emerging Markets Growth Fund from 1997 to 1999, and has been a co-portfolio manager of the Evergreen Global Opportunities Fund since 1999, and the portfolio manager of the Evergreen International Equity Fund since 2007.

Mr. Claró received a B.S. in business from ESADE Business School in Barcelona, Spain, an M.S. in economics from the London School of Economics, and an M.B.A. from the Harvard Business School. Mr. Claró has been awarded the Chartered Financial Analyst designation by the CFA Institute and is a member of the Boston Security Analysts Society.

Subadvisory Agreements Are Subject to Shareholder Approval

The new subadvisory agreements for the Funds referenced above are subject to approval by the Funds’ respective shareholders. We expect to mail proxy materials to the shareholders of the International Core Fund and International Equity Fund (and the contractholders of the VT International Core Fund) in the second quarter of 2009.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 114823 02-09

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

In connection with the proposed transaction described in this communication, Wells Fargo Funds Trust and Wells Fargo Variable Trust (the “Trusts”) will file a Proxy Statement with the Securities and Exchange Commission. All investors and security holders are advised to read this Proxy Statement in its entirety when it becomes available because it will contain important information regarding the transaction, the persons soliciting proxies in connection with the transaction, and the interests of these persons in the transaction and related matters. The Trusts intend to mail the Proxy Statement to Fund shareholders (and Fund contractholders for Wells Fargo Variable Trust) once such Proxy Statement is declared effective by the Commission. Investors and security holders may obtain a free copy of the Proxy Statement when available and other documents filed by Wells Fargo Funds Trust with the Commission in connection with the transaction at that Commission’s Web site at http://www.sec.gov. Free copies of the Proxy Statement may be obtained by directing a request via telephone to Wells Fargo Advantage Funds at 1-888-877-9275. In addition to the Proxy Statement, the Funds file annual, semi-annual, and special reports; proxy statements; and other information with the Commission. You may read and copy any reports, statements, or other information filed by the Funds at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 or at the Commission’s other public reference room in New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Trusts’ filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

The Trusts, their trustees, executive officers and certain members of their management, and other employees may be soliciting proxies from Fund shareholders (and Fund contractholders for the Wells Fargo Variable Trust) in favor of the transaction and other related matters. Information concerning persons who may be considered participants in the solicitation of Fund shareholders (and Fund contractholders for the Wells Fargo Variable Trust) under the rules of the Commission will be set forth in the Proxy Statement expected to be filed by the Trusts with the Commission in second quarter of 2009.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 114823 02-09

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE